Exhibit 15.1

Letter of Acknowledgment Re: Unaudited Financial Information

The Board of Directors
LSB Industries, Inc.

We are aware of the incorporation by reference in the Registration Statement (Form S-8 No. 33-8302) pertaining to the 1986 Stock Option Plans, the Registration Statement (Form S-8 No. 333-58225) pertaining to the 1993 Stock Option and Incentive Plan, the Registration Statements (Forms S-8 No. 333-62831, No. 333-62835, No. 333-62839, No. 333-62843, and No. 333-62841) pertaining to the registration of an aggregate of 225,000 shares of common stock pursuant to the certain Non-Qualified Stock Option Agreements for various employees, the Registration Statement (Form S-8 No. 333-98359) pertaining to the 1998 Stock Option and Incentive Plan and Outside Directors Stock Purchase Plan and the Registration Statement (Form S-3 No. 33-69800) of LSB Industries, Inc. and in the related Prospectuses of our report dated May 2, 2003, relating to the unaudited condensed consolidated interim financial statements of LSB Industries, Inc. that is included in its Form 10-Q for the quarter ended March 31, 2003.

                                                                                    ERNST & YOUNG LLP

Oklahoma City, Oklahoma
May 2, 2003